UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2006

APEX SILVER MINES LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House
Mary Street
George Town, Grand Cayman
Cayman Islands, British West Indies		Not Applicable
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events

Signature

i

Item 8.01  Other Events

From November 27 through November 29, Keith R. Hulley, a director and retired President and Chief Executive Officer of Apex Silver Mines Limited, exercised options to purchase an aggregate of 44,300 of the Company’s ordinary shares and sold the shares thus acquired.

The options were granted to Mr. Hulley by Apex Silver pursuant to the Company’s Employees’ Share Ownership Plan (the predecessor to its current 2004 Equity Incentive Plan) between 2000 and 2002 as compensation for his service as an officer of the Company.

Mr. Hulley informed Apex Silver that he exercised the options because they would otherwise have expired on January 2, 2007.  Mr. Hulley holds in-the-money options to acquire an additional 89,200 ordinary shares that are scheduled to expire on January 2, 2007.  The options were acquired between 1999 and 2002.  Mr. Hulley has informed Apex Silver of his intention to exercise these options on or before December 31, 2006 and to sell the shares thus acquired.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 29, 2006

Apex Silver Mines Limited

By:	/s/ Robert P. Vogels
Robert P. Vogels
Chief Accounting Officer